Exhibit 99.5
STOCK PURCHASE AGREEMENT
This STOCK PURCHASE AGREEMENT (the “Agreement”) is made as of October 27, 2009, by and among DHM Holding Company, Inc., a Delaware corporation (the “Seller”), the David H. Murdock Living Trust dated May 28, 1986, as amended (the “Trust”), and Castle & Cooke Holdings, Inc., a Delaware corporation (“CCH” and, collectively with the Trust, the “Purchasers”).
RECITAL
WHEREAS, Seller wishes to sell to the Purchasers, and the Purchasers wish to purchase from Seller, shares of the common stock (the “Common Stock”), par value $.001 per share, of Dole Food Company, Inc., a Delaware corporation (“Dole”), on the terms and subject to the conditions contained herein.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, Purchaser and Seller hereby agree as follows:
1. Purchase and Sale of Shares of Common Stock. Seller agrees to sell to the Trust, and the Trust agrees to buy from Seller, 778 shares of Common Stock (the “Trust Shares”) for a per share price of Twelve Dollars and Fifty Cents ($12.50) and an aggregate purchase price of Nine Thousand Seven Hundred Twenty Five Dollars ($9,725.00) (the “Trust Purchase Price”). Seller agrees to sell to CCH, and CCH agrees to buy from Seller, 222 shares of Common Stock (the “CCH Shares” and, collectively with the Trust Shares, the “Shares”) for a per share price of Twelve Dollars and Fifty Cents ($12.50) and an aggregate purchase price of Two Thousand Seven Hundred Seventy Five Dollars ($2,775.00) (the “CCH Purchase Price”).
2. Closing. The closing (the “Closing”) of the purchase and sale of the Shares contemplated hereby shall take place on October 28, 2009 immediately following the effective time of the stock split with respect to the Common Stock as set forth in the Amendment to the Amended and Restated Certificate of Incorporation of Dole as filed with the Secretary of State of the State of Delaware on October 27, 2009 (the “Closing Date”). At the Closing, each Purchaser shall pay to Seller an amount equal to Trust Purchase Price or the CCH Purchase Price, as applicable, and Seller shall deliver such certificate or certificates representing the Shares.
3. Representations and Warranties. THE PURCHASERS AND SELLER EACH ACKNOWLEDGE THAT, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, NONE OF THE SELLER OR THE PURCHASERS HAS MADE, AND EACH HEREBY EXPRESSLY DISCLAIMS AND NEGATES, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT COMMON LAW, BY STATUE OR OTHERWISE RELATING TO, AND THE PURCHASERS AND SELLER HEREBY EXPRESSLY WAIVE AND RELINQUISH ANY AND ALL RIGHTS, CLAIMS AND CAUSES OF ACTION AGAINST THE OTHER IN CONNECTION WITH, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

4. Amendment and Modification. This Agreement may not be amended, modified or supplemented, except by an instrument in writing signed on behalf of each party and otherwise as expressly set forth herein.
5. Entire Agreement. This Agreement constitutes the entire agreement between the Purchasers and Seller, and supersedes all prior written agreements, arrangements and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings between the Purchasers and Seller with respect to the subject matter hereof.
6. Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.
7. Severability. If any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law, such invalidity, illegality or unenforceability shall not affect any other provision hereof.
8. Counterparts. This Agreement may be executed by facsimile and in counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.
[Signature pages follows.]

IN WITNESS WHEREOF, the undersigned parties hereto have caused this Agreement to be executed as of the date first written above.

SELLER: DHM HOLDING COMPANY, INC.
By:
Name:
Title:

PURCHASERS: David H. Murdock, as trustee of the David H. Murdock Living Trust dated May 28, 1986, as amended CASTLE & COOKE HOLDINGS, INC.
By:
Name:
Title:

By:
Name:
Title:

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